Exhibit (a)(2)

LETTER OF TRANSMITTAL

Account Type:

Account #:

Name/s:

Address1:

Shares Owned:

Payment To You 2:

(1) If you are an individual, insert home address.  If you are an entity (other than an entity that is disregarded for U.S. income tax purposes), insert office address.  If you are an entity that is disregarded for U.S. income tax purposes, insert home address of individual owner or office address of non-disregarded entity owner, as applicable.
(2) If you sell 100% of the shares you own in the Corporation (as defined below).

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by MIRELF III Investment Processing, LLC (the “Depositary”) on or prior to the Expiration Date (as defined below). Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Please use the pre-addressed envelope provided and send all of the documents to the Depositary. This Letter of Transmittal is to be completed by holders of shares of common stock in PIEDMONT OFFICE REALTY TRUST, INC. (the “Corporation”), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the same meanings as in the Offer to Purchase.

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION
PERIOD WILL EXPIRE AT 11:59 PM, EASTERN TIME, ON
NOVEMBER 17, 2009 (THE “EXPIRATION DATE”)
UNLESS EXTENDED.

Deliver to:	MIRELF III Investment Processing, LLC
410 Park Avenue
Suite 820
New York, NY 10022
For assistance:	(888) 742-1305
Web Address:	www.madisonint.com/piedmont

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

To whom it may concern:

The undersigned hereby tenders to MIRELF III REIT Investments, LLC (the “Purchaser”) all of the shares of common stock (“Shares”) in the Corporation held by the undersigned as set forth above (or, if less than all such Shares, the number set forth in BOX A below), at a purchase price equal to $3.00 per Share in cash, subject to the conditions set forth in the Offer to Purchase, dated October 13, 2009 (the “Offer to Purchase”) and in this Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the “Offer”).

Receipt of the Offer to Purchase is hereby acknowledged. The undersigned recognizes that, if more than 23,620,000 Shares are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Shares tendered prior to or on the Expiration Date, 23,620,000 Shares on a pro rata basis, with adjustments to avoid purchases of certain fractional Shares, based upon the number of Shares validly tendered prior to the Expiration Date and not withdrawn.

Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned hereby sells, assigns, and transfers to Purchaser all right, title, and interest in and to such Shares that are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchaser and, upon acceptance of the tender of such Shares by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer. Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive dividends from the Corporation with respect to Shares which are purchased pursuant to the Offer, other than dividends declared or paid through the Expiration Date, and all proceeds that are paid on or after the Expiration Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to the transferred Shares, regardless of when the claims brought pursuant to such action accrued. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares. The Purchaser reserves the right to transfer or assign to one or more of the Purchaser’s affiliates, in whole or from time to time in part, the right to purchase all or any portion of the Shares tendered in the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim. The undersigned understands that a tender of Shares to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of dividend address to 410 Park Avenue, Suite 820, New York, NY 10022. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Shares tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Shares not accepted for payment will be destroyed by the Purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

Arbitration Agreement: The Purchaser and the undersigned agree that any dispute, claim, or controversy arising out of a purchase of Shares shall be resolved by submission to binding arbitration in New York, NY before the American Arbitration Association, and all parties agree to be subject to jurisdiction in New York. The arbitrator selected must follow applicable Federal securities laws and New York law. The arbitrator’s decision will be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for advancing one-half of the costs of arbitration; provided that the prevailing party shall be entitled to recover expenses relating to the arbitration, including but not limited to attorneys’ fees, arbitrator fees, and filing fees. Neither party is waiving any rights under the federal securities laws, rules, or regulations. All matters relating to this arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.).

BOX A –Signature Acceptance

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required in Boxes B and C, as applicable, to avoid backup withholding.

If Owner is an individual:

X		Date:
(Signature of Owner)

X		Date:
(Signature of Joint Owner)

If Owner is a corporation, partnership, limited liability company, trust, estate or other entity:

X By:		Date:

Name:

Title:

If Owner is a Corporation, Partnership, Limited Liability Company or other entity, please attach resolutions of the entity’s Board of Directors, Manager or other appropriate authorized person(s) approving the execution of this Letter of Transmittal.

If Owner is an Estate, please attach letters of testamentary, letters of administration, or letters of domiciliary, as applicable.

If Owner is a Trust, please attach copies of the first and last pages of the Trust Agreement or a certificate of incumbency for the signatory.

Taxpayer ID/Social Security Number:

Telephone Number (day):

Telephone Number (night):

☐ SELL ALL (check this box ONLY if you wish to sell ALL of your Shares). If this box is checked, note that the number of shares actually sold may be prorated, as explained above.

☐ SELL ________SHARES (check this box and fill in blank with number of Shares to be sold if you wish to sell less than 100% of your Shares).

☐ SELL ALL OR NONE (check this box if you wish to sell your Shares ONLY if ALL your Shares will be purchased). You will be automatically withdrawn from the Offer and will not participate in the proration if you check this box and more than 23,620,000 Shares are validly tendered.

Please sign exactly as your name is printed (or corrected) above, and insert your Taxpayer Identification Number or Social Security Number in the space provided below your signature. For joint owners, each joint owner must sign. (See Instruction 1 below). The signatory hereto hereby certifies under penalties of perjury the accuracy of the statements in BOX B and BOX C, as applicable.

If the Shareholder is tendering less than all Shares held, the number of Shares tendered is set forth above. Otherwise, all Shares held by the undersigned are tendered hereby.

If the Shareholder is a U.S. Person, as defined in Instruction 3 below, complete BOX B and BOX C.  If the Shareholder is not a U.S. Person, please contact Purchaser’s Information Agent, Laurel Hill Advisory Group, at the following toll-free number: (888) 742-1305.

BOX B – FIRPTA AFFIDAVIT
(See Instruction 3—BOX B)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

If the Owner is an individual or an individual who is the sole owner of an entity that is a disregarded entity for U.S. income tax purposes, the Owner hereby certifies under penalties of perjury that:

1. I am either a U.S. citizen or a resident of the U.S. for U.S. income tax purposes;

2. the TIN set forth in BOX A is my correct taxpayer identification number; and

3. my home address is correctly stated on the first page of this Letter of Transmittal.

If the Owner is an entity that is not a disregarded entity for U.S. income tax purposes, the Owner hereby certifies under penalties of perjury that:

1. It is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. it is not a disregarded entity for U.S. income tax purposes;

3. the EIN set forth in BOX A is its correct taxpayer identification number; and

4.  its office address is correctly stated on the first page of this Letter of Transmittal.

The person signing this Letter of Transmittal understands that this certification may be disclosed to the Internal Revenue Service by the Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

BOX C – SUBSTITUTE FORM W-9
 (See Instruction 3—BOX C)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

(i) The Owner is a U.S. citizen, nonresident alien, domestic corporation, domestic partnership, domestic trust or domestic estate.

(ii)
□ If this box is checked, the Owner has applied for a TIN. If such box is not checked, the taxpayer ID/Social Security Number set forth in BOX A is the correct TIN of the Owner. If the Owner has applied for a TIN, a TIN has not been issued to the Owner, and either: (a) the Owner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Owner intends to mail or deliver an application in the near future (it being understood that if the Owner does not provide a TIN to the Purchaser within sixty (60) days, 30% of all reportable payments made to the Owner thereafter will be withheld until a TIN is provided to the Purchaser); and

(iii)
The Owner is not subject to backup withholding either because the Owner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Owner is subject to backup withholding as result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Owner is no longer subject to backup withholding.

Note: Place an “X” in the box in (ii) if you are unable to certify that the Owner is not subject to backup withholding.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1. Tender; Signature Requirements; Delivery. After carefully reading and completing this Letter of Transmittal, in order to tender Shares a Shareholder must sign at the “X” in BOX A above, and insert the Shareholder’s correct Taxpayer Identification Number or Social Security Number (“TIN”) in the space provided below the signature.  Regarding such signatures:

(i) The signature must correspond exactly with the name printed (or corrected) in BOX A on this Letter of Transmittal without any change whatsoever.

(ii) If any tendered Shares are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal.

(iii) If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Purchaser of its authority to so act.

For Shares to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any other documents required by this Letter of Transmittal, must be received by the Depositary prior to or on the Expiration Date at its address set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Shareholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender.

2. Transfer Taxes. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Shares accepted for payment pursuant to the Offer.

3. U.S. Persons. A Shareholder is a “U.S. Person” if he, she or it is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust, or a domestic estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).  U.S. Persons must complete BOX B and BOX C.

BOX B—FIRPTA Affidavit. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Shareholder who or which is a U.S. Person (as defined above) must certify, under penalties of perjury, the Shareholder’s TIN and address, and that the Shareholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the Internal Revenue Service (“IRS”).

BOX C—Substitute Form W-9. In order to avoid 30% federal income tax backup withholding, the Shareholder must provide to the Purchaser the Shareholder’s correct TIN in BOX A and certify, under penalties of perjury, that such Shareholder is not subject to such backup withholding. The TIN that must be provided is that of the registered Shareholder indicated on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the IRS, in addition to the Shareholder being subject to backup withholding. Certain Shareholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

4. Foreign Persons. A Shareholder who is not a U.S. Person (as defined in Instruction 3 above) will be subject to 30% backup withholding unless the Shareholder contacts Purchaser’s Information Agent, Laurel Hill Advisory Group, at the following toll-free number: (888) 742-1305.  The Information Agent will provide such Shareholder with the appropriate documents that must be returned to the Depositary to verify such Shareholder is not subject to backup withholding.

5. Additional Copies of Offer to Purchase and Letter of Transmittal. For more information about the Offer or to get additional copies of the Offer to Purchase and this Letter of Transmittal, please call Purchaser’s Information Agent at the following toll-free number: (888) 742-1305.